Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-147866, No. 333-135822, No. 333-117885, No. 333-127716, No. 333-32161, No. 333-57573, No. 333-86091, No. 333-45736, No. 333-67480, No. 333-97541 and No. 333-107700) of IRIDEX Corporation of our report dated March 30, 2007, relating to the consolidated financial statements and financial statement schedule for the year ended December 30, 2006, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

April 1, 2009